                                                                   Exhibit 25.1


                              Securities and Exchange Commission
                                     Washington, DC 20549


                                           FORM T-1
                              __________________________________

                              STATEMENT OF ELIGIBILITY UNDER THE
                               TRUST INDENTURE ACT OF 1939 OF A
                           CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     Check if an Application to Determine Eligibility of a
                        Trustee Pursuant to Section 305(b)(2)__________

                         STATE STREET BANK AND TRUST COMPANY, N.A.
                    (Exact name of trustee as specified in its charter)




                 United States                               13-3191724
(Jurisdiction of incorporation or organization     (IRS Employer Identification No.)
          if not a U.S. national bank)

          61 Broadway, New York, New York                       10006
   (Address of principal executive offices)                   (Zip Code)


                          State Street Bank and Trust Company, N.A.
                         61 Broadway, 15th Floor, New York, NY 10006
                                        (212) 612-3000
                    (Name, address and telephone number of agent for service)

                              __________________________________

                                 INSIGHT HEALTH SERVICES CORP.
                       (Exact name of obligor as specified in its charter)




                 Delaware                                    33-0702770
(State or other jurisdiction of                    (IRS Employer Identification No.)
 incorporation or organization)

4400 MacArthur Boulevard, Newport Beach, CA                    92660
 (Address of principal executive offices)                   (Zip Code)


                  9 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2008
                            (Title of indenture securities)

Item 1.  General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

              Office of the Comptroller of the Currency, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

              Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor.

         If the Obligor is an affiliate of the trustee, describe each such affiliation.

            The Obligor is not an affiliate of the trustee or its parents, State Street Bank and Trust Company.
                   (See Notes below)

Item 3. through Item 15.   Not Applicable

Item 16. List of Exhibits.

         List below all Exhibits A-E are incorporated by reference to the Registration Statement No. 333-53759 of Columbus McKinnon Corporation as part of the statement of eligibility and attached thereto.

         1. Copy of the articles of association of the trustee as now in effect, filed as Exhibit A.

         2. Copy of the certification of authority of the trustee to commence business, if not contained in the articles of association filed as Exhibit R.

         3. Copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) OR (2) above, filed as Exhibit C.

         4. Copy of the existing by-laws of the trustee, filed as Exhibit D.

         5. The consent of United States institutional trustees required by
            Section 321(b) of the Act, filed as Exhibit E.

         6. Copy of the latest report of condition of the trustee filed pursuant to law or the requirements of its supervising or examining authority, filed as Exhibit F.

                                    NOTES

            In answering any item in this statement of eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

            The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.

                                   SIGNATURE

            Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, State Street Bank and Trust Company, N.A., a corporation organized and existing under the laws of the United States of America has caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and State of New York, on July 31, 1998.


                                   STATE STREET BANK AND TRUST COMPANY, N.A.


                                   BY: /s/ ORNULF THORESEN
                                      --------------------------------
                                      Ornulf Thoresen
                                      Vice President

Consolidated Report of Condition for Insured Commerical and State--Chartered Savings Banks for June 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                       Dollar Amounts in Thousands   RCON   Mil    Thou
--------------------------------------------------------------------------------------------------   ----   ---   ------

ASSETS

 1.  Cash and balances due from depository institutions:

     a.  Noninterest-bearing balances and currenty and coin(1), (2) ..............................   0081         18,028   1.a.

     b.  Interest-bearing balances(3) ............................................................   0071              0   1.b.

 2.  Securities:

     a.  Paid-to-maturity securities (from Schedule RC-3, column A) ..............................   1754              0   2.a.

     b.  Available-for-sale securities (from Schedule RC-3, column D) ............................   1773             75   2.b.

 3.  Federal funds sold(4) and securities purchased under agreements to resell ...................   1380              0   3.

 4.  Loans and lease financing receivables:

     a.  Loans and leases, net of unerned income (from schedule RC-C: ...  RCON 2122    0                                  4.a.

     b.  LESS: Allowance for loan and lease losses ......................  RCON 3123    0                                  4.b.

     c.  LESS: Allocated transfer risk reserve ..........................  RCON 3128    0                                  4.a.

     d.  Loans and leases, net of unearned income, allowance, and reserve
         (Item 4.a minus 4.b and 4.c) ............................................................   2125              0   4.d.

 5.  Trading assets ..............................................................................   3545              0   5.

 6.  Premises and fixed assets (including capitalized leases) ....................................   2145             64   6.

 7.  Other real estate owned (from Schedule RC-M) ................................................   2150              0   7.

 8.  Investments in unconsolidatd subsidiaries and associated companies (from Schedule RC-M) .....   2130              0   8.

 9.  Customers' liability to this bank on acceptances outstanding ................................   2155              0   9.

10.  Intangible assets (from Schedule RC-M) ......................................................   2143              0  10.

11.  Other assets (from Schedule RC-F) ...........................................................   2160            429  11.

12.  a.  Total assets (sum of items 1 through 11) ................................................   0170         18,596  12.a.

     b.  Losses deferred pursuant to 12 U.S.C 1823(j) ............................................   0306              0  12.b.

     c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items
         12.a. and 12.6) .........................................................................   0307         18,596  12.c.

----------------

(1)  Includes cash items in process of collection and unposted debits.

(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.

(3)  Includes time certificates of deposit not held for trading.

(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income," and in Schedule RC-C, part I.

                                                                       Dollar Amounts in Thousands   RCON   Mil    Thou
--------------------------------------------------------------------------------------------------   ----   ---   ------
LIABILITIES
13.  Deposits:

     a.  In domestic offices (sum of totals of columns A and C
           from Schedule RC-E)...................................................................    2200         0      13.a

         (1)  Noninterest-bearing (1)...............................   RCON 6631     0                                   13.a.(1)

         (2)  Interest-bearing......................................   RCON 6636     0                                   13.a.(2)

     b.  In foreign offices, Edge and Agreement subsidiaries, and IDE's..........................

         (1)  Noninterest-bearing (1)............................................................

         (2)  Interest-bearing...................................................................

14.  Federal funds purchased (2) and securities sold under agreements to repurchase..............    2800         0      14.

15.  a.  Demand notes issued to the U.S. Treasury................................................    2840         0      15.a.

     b.  Trading liabilities.....................................................................    3548         0      15.b.

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

     a.  With a remaining maturity of one year or less...........................................    2332         0      16.a.

     b.  With a remaining maturity of more than one year through three years.....................    A547         0      16.b.

     c.  With a remaining maturity of more than three years......................................    A548         0      16.c.

17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding....................................    3920         0      18.

19.  Subordinated notes and debentures (3).......................................................    3200         0      19.

20.  Other liabilities (from Schedule RC-G)......................................................    2930     5,940      20.

21.  Total liabilities (sum of items 13 through 20)..............................................    2948     5,940      21.

22.  Not applicable

EQUTIY CAPITAL

23.  Perpetual preferred stock and related surplus...............................................    3838         0      23.

24.  Common stock................................................................................    3230       500      24.

25.  Surplus (exclude all surplus related to preferred stock)....................................    3839     2,000      25.

26.  a.  Undivided profits and capital reserves..................................................    3632    10,156      26.a.

     b.  Net unrealized holding gains (losses) on available-for-sale securities..................    8434         0      26.b.

27.  Cumulative foreign currency translation adjustments.........................................

28.  a.  Total equity capital (sum of items 23 through 27).......................................    3210    12,656      28.a.

     b.  Losses deferred pursuant to 12 U.S.C. 1823(j)...........................................    0306         0      28.b.

     c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
           (sum of items 28.a. and 28.b).........................................................    3559    12,656      28.c.

29.  Total liabilities, equity capital, and losses deferred pursuant to 12 U.S.C. 1823(j)
       (sum of items 21 and 28.c).................................................................   2257    10,596      29.

Memorandum

To be reported only with the March Report of Condition.

                                                                                 Number
                                                                                 ------
1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of
      auditing work performed for the bank by independent external
      auditors as of any date during 1997............................  RCON 6724   N/A    M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."

(3)  Includes limited-life preferred stock and related surplus.